EXHIBIT 32.1

Certification of Chief Executive Officer

and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Advanced Environmental Petroleum Producers Inc, (the “Company”) on Form 10-Q/A Quarterly Report for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael T. Redman, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 5, 2017	By:	/s/ Michael T. Redman
Michael T. Redman
President and Chief Executive Officer
(Principal Executive and Principal Financial Officer)